Prospectus Supplement (Sales Report) No. 7 dated December 3, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 362277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362277	$5,000	$5,000	12.41%	1.00%	November 27, 2008	November 27, 2011	November 27, 2012	$675

                This series of Notes was issued upon closing and funding of member loan 362277. Member loan 362277 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Casino Arizona	Debt-to-income ratio:	23.88%
Length of employment:	5 years 10 months	Location:	chandler, AZ

Home town:	Albuquerque
Current & past employers:	Casino Arizona, Santa Ana Casino
Education:	University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

My Washington Mutual credit card sent me a notice that they will be raising my rate to 33.00%. I assume it is because they just got bought out by citigroup. I ordinarily would just switch credit cards to a different company, but with this economy nobody is approving anybody. I hate paying interest to credit card companies and would rather pay regular people. I have never been late on a payment and have a good paying job as a blackjack dealer. I have worked for the same Casino for 5 1/2 years. I have a wife and a 2 year old daughter. This is my first time trying this and would consider doing it again if it works out. Thank you for your time and I promise to pay back every penny if this loan is approved

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,726.00	Public Records On File:	1
Revolving Line Utilization:	83.00%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd love to help out, but boy, your credit balance is $40K+. Why so high? Are you gambling where you work?	Funny question, NO I do not gamble! I have been working in the gaming business for 10 years and know that you never win when your betting against the house. The reason why my credit balance is 40k is because we did about 27k in home remodeling. Which will be paid off in June 2009 via a corporate bond that will mature. Any more questions feel free to ask.

Member Payment Dependent Notes Series 362393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362393	$13,300	$13,300	9.38%	1.00%	December 1, 2008	November 28, 2011	November 28, 2012	$3,450

                This series of Notes was issued upon closing and funding of member loan 362393. Member loan 362393 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Pfizer, Inc.	Debt-to-income ratio:	8.93%
Length of employment:	7 years 6 months	Location:	Toronto, OH

Home town:	Steubenville
Current & past employers:	Pfizer, Inc.
Education:	Franciscan University of Steubenville, Mount Vernon Nazarene College

This borrower member posted the following loan description, which has not been verified:

Valley Weaponry LLC a tactical supply store located in Wintersville, Ohio is looking to increase its inventory. Currently, the business possesses $90,000.00 in firearms, ammunition, tactical equipment and cash. Business is increasing due to uncertainty surrounding the new presidential administration and its opinion regarding the 2nd amendment. The funds will be used to purchase new tactical protective vests that will be sold to local police departments. We anticipate selling the vests by the end of January 2009.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$126,302.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your stated employer is Pfizer, what is your relationship to Valley Weaponry LLC?	I am a sales representative for Pfizer. Valley Weaponry LLC is a business a have started.
How many employees does your store have? Is your store's credit rating as good as your personal credit rating?	1 full-time employee, 2 part-time We have only been up and running since October so credit rating has not been determined.

Member Payment Dependent Notes Series 362523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362523	$6,000	$6,000	11.78%	1.00%	December 1, 2008	November 29, 2011	November 29, 2012	$2,825

                This series of Notes was issued upon closing and funding of member loan 362523. Member loan 362523 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	bank of new york mellon	Debt-to-income ratio:	10.60%
Length of employment:	4 years	Location:	ORLANDO, FL

Home town:	miami beach
Current & past employers:	bank of new york mellon
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I am looking for a personal loan of 5000.

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,878.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362682	$12,000	$12,000	12.09%	1.00%	November 27, 2008	November 27, 2011	November 27, 2012	$6,025

                This series of Notes was issued upon closing and funding of member loan 362682. Member loan 362682 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	PrePak Systems	Debt-to-income ratio:	11.04%
Length of employment:	1 year 7 months	Location:	Cookeville, TN

Home town:	Gainesboro
Current & past employers:	PrePak Systems, Aquatech, Inc, Hanger Prosthetics & Orthotics, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I went to a place and got a loan to pay off my credit cards. The rate they gave me was 21.85% . I have good credit, and I feel like I should have got a better interest rate.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	3
Revolving Credit Balance:	$9,931.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362762	$10,000	$10,000	13.04%	1.00%	November 28, 2008	November 28, 2011	November 28, 2012	$8,950

                This series of Notes was issued upon closing and funding of member loan 362762. Member loan 362762 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	State Farm	Debt-to-income ratio:	12.80%
Length of employment:	6 years	Location:	FORT LAUDERDALE, FL

Home town:	Brooklyn
Current & past employers:	State Farm, Flexsol Packaging Corp
Education:	Nova Southeastern University

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan to complete some minor home improvements and consolidate some credit card debit.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,359.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 362937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362937	$15,000	$15,000	11.46%	1.00%	December 1, 2008	December 1, 2011	December 1, 2012	$12,200

                This series of Notes was issued upon closing and funding of member loan 362937. Member loan 362937 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Tecolote Research	Debt-to-income ratio:	11.58%
Length of employment:	3 years	Location:	Santa Barbara, CA

Home town:	Atwater
Current & past employers:	Tecolote Research, Paramount Farms, Sybron Dental Specialities, New Horizons Computer Learning Center
Education:	California State University-Fresno (CSU Fresno), AIU

This borrower member posted the following loan description, which has not been verified:

I bought a home last year in Arroyo Grande, CA. However a year later because of the high gas prices and 1.5 hour commute to work (Santa Barbara, CA), I decided to rent out the home in AG and rent a condo in Santa Barbara. I have several credit cards that I would like to consolidate and this loan would help pay off those credit cards.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,133.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362952	$6,000	$6,000	12.72%	1.00%	November 28, 2008	November 28, 2011	November 28, 2012	$3,900

                This series of Notes was issued upon closing and funding of member loan 362952. Member loan 362952 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,704 / month
Current employer:	FedEx Office	Debt-to-income ratio:	3.08%
Length of employment:	8 years 11 months	Location:	MC KINNEY, TX

Home town:	Santa Clarita
Current & past employers:	FedEx Office, Alderac Entertainment Group, Six Flags Magic Mountain
Education:

This borrower member posted the following loan description, which has not been verified:

Money from this loan will go to two things: Car Repair : 1500.00 Credit card: 3500.00 The repair is on my car a Toyota Camry and is the first major repair it has needed. I have gotten 3 estimates for repalcing the rack and pinion and the lowest was for 1000.00USD the other 500.00 will go towards new tires (4) which are also needed. As for the Credit card, I have thankfully been very disiplined in paying them off. I have one remaining and I would like to convert the debt to a structured payment so there is no opprotunity for me to charge it back up. That's it in a nut shell, I'm not in desparate need for the loan, but it would accelerate plans I already have in place. Thank you for your consiteration.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	4
Revolving Credit Balance:	$4,901.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363247	$6,000	$6,000	12.09%	1.00%	November 27, 2008	November 26, 2011	November 26, 2012	$1,800

                This series of Notes was issued upon closing and funding of member loan 363247. Member loan 363247 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,888 / month
Current employer:	Southern California Gas Co	Debt-to-income ratio:	18.06%
Length of employment:	14 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Southern California Gas Co
Education:	cal state long beach

This borrower member posted the following loan description, which has not been verified:

I'm trying to start a small business selling High Intensity Discharge headlights for all cars. Need 15,000 dollars to deposit for merchandise. Already have 9000 in hand just need help with the rest. Thanks for looking.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,958.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WILL YOU BE QUITING YOUR JOB ?	No, I love my job. Driving around fixing gas leaks is the best job. I have a partner that will be running the business and doing all the marketing jobs. I supply most of the funds.
Will the current risky economy affect the success of this kind of business venture? Will people be interested in buying this product or companies have the funds in purchasing it? (You can see I don't quite understand what high intensity discharge headlights are.) If they're a lot more expensive than regular headlights, will people buy them now when money is tight?	These lights are very popular among the young car enthusiast. I was able to pushed all the sample lights in less than 1 month during these tough times. Also our price is very competitive and we have ads/brochure all over.

Member Payment Dependent Notes Series 363291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363291	$11,575	$11,575	11.46%	1.00%	November 28, 2008	November 25, 2011	November 25, 2012	$3,825

                This series of Notes was issued upon closing and funding of member loan 363291. Member loan 363291 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Self Employed	Debt-to-income ratio:	0.26%
Length of employment:	1 year 7 months	Location:	San Diego, CA

Home town:	Baltimore
Current & past employers:	Self Employed
Education:	Randolph-Macon College

This borrower member posted the following loan description, which has not been verified:

I am purchasing a franchise in the IT (Information Technology) consulting sector. I have already committed $10k of my own money. I would like to finance the remaining $25k rather than sell brokerage assets (stocks, mutual funds, etc.) in a serverly depressed market. The cost of the interest over 3 years far outways the gain I will receive from keeping the assets in place to return to their 3 year average prices. I have been in IT consulting for 12 years. I have been working directly in the market for which I'm purchasing the franchise (providing IT support to a specific industry) for the past 5 years. The franchise will allow me to expand my client base with the full marketing abilities of a corporate backer.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$495.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363410	$11,775	$11,775	10.51%	1.00%	December 3, 2008	December 1, 2011	December 1, 2012	$3,475

                This series of Notes was issued upon closing and funding of member loan 363410. Member loan 363410 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	RBC Bank	Debt-to-income ratio:	3.91%
Length of employment:	2 years	Location:	DECATUR, AL

Home town:	Fort Payne
Current & past employers:	RBC Bank
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

We bought a bigger house for our family over the summer. Our old house is under contract to close next week. We owe about $17,000 more than what we are going to sell it for so we need this loan to cover the difference. We have been paying the 15 year loan payment on the old house ($1400/month) while also paying our new mortgage payment so the monthly payment on this new loan will be easy for us to make. I make about $120,000/year. My wife is a homemaker for our 3 kids. My DTI ratio is about 30%, including mortgage payment and the new loan payment. I've never had any late payments, collections, etc. I work for a bank so I understand the importance of maintaining an excellent credit history. Please ask any questions if you would like to know anything else.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,892.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363457	$11,475	$11,475	10.83%	1.00%	December 1, 2008	November 30, 2011	November 30, 2012	$6,375

                This series of Notes was issued upon closing and funding of member loan 363457. Member loan 363457 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	The A-List	Debt-to-income ratio:	8.42%
Length of employment:	2 years 8 months	Location:	Northfield, MN

Home town:	New Delhi
Current & past employers:	The A-List, Lawson Software, Kenexa, Peopleclick, United Health Group Inc.
Education:	University of Arkansas at Fayetteville, Xavier Labor Relations Institute, Delhi University

This borrower member posted the following loan description, which has not been verified:

This loan covers our liquidity needs for the next 3 months and support our business growth. The A-List (www.theAList.biz) is a staffing services provider with clients nationwide. We currently have contracts that will deliver about $30000 in revenue over the next 3 months. These are guaranteed payments - our business model is to collect half the fee for recruitment work up front and the remaining half when a hire is made. That can occur in weeks or sometimes over 2 - 3 months. However, these are not contingency fees - we do not accept any work where payment is not guaranteed in full. Our clients are all stable, mid-size companies. Clients find us a very attractive solution, even in the current economic climate, because we offer the most cost effective recruiting available. Copies of the contracts can be provided if verification is required.

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	74
Revolving Credit Balance:	$94,699.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363517	$10,200	$10,200	10.20%	1.00%	November 27, 2008	November 26, 2011	November 26, 2012	$3,300

                This series of Notes was issued upon closing and funding of member loan 363517. Member loan 363517 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	The Loop	Debt-to-income ratio:	14.37%
Length of employment:	1 month	Location:	Toluca Lake, CA

Home town:	West Des Moines
Current & past employers:	The Loop, McClatchy Company
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I've been working diligently on my credit card debt for about a year and I need a little help. My hope is that I can get a loan at a better rate than I'm currently getting from my credit card. I don't spend on my cards at all right now, but health problems in the past and getting laid off earlier this year racked up some debt. I have a full-time job and am very good about my finances. I just need a jump-start.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,869.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363646	$16,000	$16,000	15.57%	1.00%	November 28, 2008	November 28, 2011	November 28, 2012	$6,500

                This series of Notes was issued upon closing and funding of member loan 363646. Member loan 363646 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	AQA Inc. Aftermarket Quality Accessories	Debt-to-income ratio:	6.83%
Length of employment:	3 years 6 months	Location:	DAYTON, OH

Home town:
Current & past employers:	AQA Inc. Aftermarket Quality Accessories, Avis Rental Car Systems Inc., Factory Direct Outlet Inc.
Education:	Sinclair Community College

This borrower member posted the following loan description, which has not been verified:

Need nursing school money

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,044.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide more details on the program and expenses?	Yes, the program is a one year LPN with an option to continue on to a RN degree in two years total. The one year LPN program is thru RETS Tech in Centerville (Dayton) Ohio. The LPN is 20,500 total.17,580=tuition 1,250=books 450= labs 1,225= field & other expense. Any other questions or detail needed, please don't hesitate to ask. Thank you.

Member Payment Dependent Notes Series 363675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363675	$10,000	$10,000	12.41%	1.00%	November 28, 2008	November 28, 2011	November 28, 2012	$7,175

                This series of Notes was issued upon closing and funding of member loan 363675. Member loan 363675 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	RVM Incorporated	Debt-to-income ratio:	10.35%
Length of employment:	4 years	Location:	STATEN ISLAND, NY

Home town:	Lvov
Current & past employers:	RVM Incorporated
Education:	Staten Island CUNY

This borrower member posted the following loan description, which has not been verified:

Need to pay off high interest rate cards and help parents.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	26	Months Since Last Delinquency:	11
Revolving Credit Balance:	$7,198.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 363699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363699	$20,000	$20,000	12.41%	1.00%	November 27, 2008	November 27, 2011	November 27, 2012	$15,100

                This series of Notes was issued upon closing and funding of member loan 363699. Member loan 363699 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	American Medical Association	Debt-to-income ratio:	10.92%
Length of employment:	7 years 7 months	Location:	Chicago, IL

Home town:	Gary
Current & past employers:	American Medical Association, KeyCorp, YMCA, Crunch Fitness
Education:	Indiana University Kelley School of Business, Butler University, Weber State University

This borrower member posted the following loan description, which has not been verified:

I have a consolidation loan that is going to be paid off in less than six months and I would like to be able to take the remaining balance from that loan and combine it with the following a retail card, airline card, credit card, student loan, auto loan and use the balance to complete the remodeling of my kitchen. This loan would take my DRI from 23% to 19.5%

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,717.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363701	$15,000	$15,000	17.15%	1.00%	December 1, 2008	November 27, 2011	November 27, 2012	$5,650

                This series of Notes was issued upon closing and funding of member loan 363701. Member loan 363701 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	ams realty	Debt-to-income ratio:	19.83%
Length of employment:	23 years 8 months	Location:	brooklyn, NY

Home town:
Current & past employers:	ams realty
Education:

This borrower member posted the following loan description, which has not been verified:

pay 6 credit card only 1 payment monthly

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	41
Revolving Credit Balance:	$52,639.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are the rates on your credit cards higher than 17%?	yes 26%
Hello. How much are you currently paying toward the cards? Will you be able to afford $530+ per month for this loan? Would you please describe the circumstances of the listed delinquency? Thanks	all 6 credit cards monthly i pay more than 16000 a month this we answer you second question
Your average income monthly shows at just over 6K, so how can you pay 16K a month on your debt?	no 16k 1s 1600

Member Payment Dependent Notes Series 363809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363809	$20,000	$20,000	11.14%	1.00%	November 28, 2008	November 28, 2011	November 28, 2012	$17,525

                This series of Notes was issued upon closing and funding of member loan 363809. Member loan 363809 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Deutsche Bank	Debt-to-income ratio:	2.82%
Length of employment:	11 years 1 month	Location:	Elmont, NY

Home town:	Kerala
Current & past employers:	Deutsche Bank, Bank of New York Mellon Corp.
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I did home improvement by borrowing money $17,000.00 from my sister thinking that I will be able to refinance and pay her off. The sky fell and now is not the time to borrow from banks. I have an 'excellent credit rating' and like to get a loan to pay her off. Balance I will use to pay off credit card balance.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	9
Revolving Credit Balance:	$13,417.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363811	$12,000	$12,000	10.51%	1.00%	December 3, 2008	December 1, 2011	December 1, 2012	$8,200

                This series of Notes was issued upon closing and funding of member loan 363811. Member loan 363811 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Hospice of Santa Cruz County	Debt-to-income ratio:	2.92%
Length of employment:	5 years 4 months	Location:	Aptos, CA

Home town:	Detroit
Current & past employers:	Hospice of Santa Cruz County, Santa Cruz Community Counseling Center, Hewlett-Packard
Education:	Western Michigan University, BA, University of Michigan, MA, University of California, Berkeley, MBA

This borrower member posted the following loan description, which has not been verified:

Want to do a kitchen remodel. Debt on house is less by 40-60K than value. HELOC not available because of 35% equity ratio required at this time. Cash flow for debt repayment not a problem. Credit score over 800. Debt ratio 28% Have been approved for bank loan (Wells Fargo) for $25K at 13.8%. Want a better rate.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,236.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363852	$6,000	$6,000	13.67%	1.00%	December 3, 2008	November 28, 2011	November 28, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 363852. Member loan 363852 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,732 / month
Current employer:	Henderson State University	Debt-to-income ratio:	22.78%
Length of employment:	24 years 11 months	Location:	Arkadelphia, AR

Home town:	Gurdon
Current & past employers:	Henderson State University, United States Air Force
Education:	Henderson State University, Community College of the Air Force (CCAF), Mississippi Gulf Coast Community College

This borrower member posted the following loan description, which has not been verified:

I would like to borrow enough money to pay off my higher interest credit cards and cancel the accounts.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,270.00	Public Records On File:	1
Revolving Line Utilization:	97.30%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363859	$7,750	$7,750	15.57%	1.00%	December 1, 2008	November 29, 2011	November 29, 2012	$625

                This series of Notes was issued upon closing and funding of member loan 363859. Member loan 363859 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Pacific Waterjet Cutting Inc.	Debt-to-income ratio:	23.12%
Length of employment:	6 years 8 months	Location:	Chico, CA

Home town:	Visalia
Current & past employers:	Pacific Waterjet Cutting Inc., California Storage Construction
Education:	Butte College

This borrower member posted the following loan description, which has not been verified:

I would like to use this loan to consolidate my debt in one monthly payment and also get a better interest rate. All of my credit cards have 21% APR or above so any rate below that would be great. I am a full time production manager at a manufacturing plant and have been employed there for the past six years. I am very hard work and responsible with my finances. I have never been late or delinquent on any payment and I plan to pay this loan off as soon as possible. Thanks for your consideration. - Todd

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,333.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363933	$20,000	$20,000	12.41%	1.00%	December 1, 2008	November 30, 2011	November 30, 2012	$13,050

                This series of Notes was issued upon closing and funding of member loan 363933. Member loan 363933 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.96%
Length of employment:	20 years 11 months	Location:	Joliet, IL

Home town:	Harvey
Current & past employers:	Self Employed, AM-PM, Woodland California, Macy's Inc.
Education:	University of California-Davis (UC Davis), NIU

This borrower member posted the following loan description, which has not been verified:

I currently pay $950 a month rent in a condo with an additional payment each month for gas, electric, water and garbage pick up. It just makes sense to buy and pay less on a loan each month than I already pay in rent. In addition to working for myself, I hold a job with an answering service working 30 hours a week on the midnight shift. I stay busy with work and volunteer services. My volunteer services are very important to me. In the forefront is my work with Senior Citizens followed closely by my work with the Chicago AIDS Foundation. In 1986, I lost one of my brother to AIDS and can still remember the ignorance that was attached to the illness at that time. Red banner across the door stating "hazardous waste", doctors performing his examinations in "space suits", nurses refusing to answer his buzzer (out of unspoken fear) and the overall inhumanity of how we treat each other at times. I want to change that for victims in all walks of life. I should mention, it took me a long time to get off the renting carousel. I will be 50!! years old December 8Th and hope to be making an offer on a home by then. I do not just want a house, I want a home for myself and my Chihuahua (Puck). He (Puck) is 10 pounds of joy. Before I got him a year ago, I made fun of people with there dogs - woman calling them self mommy when calling their pets to them or buying them clothes. Well, Puck now has two winter sweaters, a small cow bell so I can locate him when he runs off into the bushes at the dog park, and I have heard myself utter the phrase "come to mommy" more time than "sit" "stay" or "bad boy." I decided to add more about myself to try to flesh out who it is asking for a loan. I always pay my bills and simply want to start moving forward in my personal quest for home ownership. I think I've allowed that part of my life to become stagnant and it needs a kick in the butt. Thank you for taking the time to view my application.

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$507.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why haven't you answered my previous question?	I did answer the question. I received one asking what I did for a living. I work a lot with the elderly, I drive them to medical appointments, sit with them, cook and clean. I started doing this after being a volunteer with Meals on Wheels for years and seeing how people took advantage of the elderly. For a lot of the time I spend with them, I do not charge them anything and I try to be more than reasonable with what I do charge. I am going to be 50 years old this year and do not have family, I would hate to find myself in the situation where I was depended upon cabs and car services to take me to a simple medical appointment and charging me 30 dollars to drive me less than a mile ONE WAY - that is why i started this business to help not to just make money. Luckily for me I can do both. Ihope this is the answer to the right question, I only received one question and it asked what I did as self employment. Thank you for your time.
Thank you for responding. As you can see your prior answer never arrived.	Sorry about that. Probably my fault - no, take out the word "probably" - I often get ahead of myself and don't check to make sure I clearly "submitted" correctly. I apologize for the delay.

Member Payment Dependent Notes Series 363961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363961	$10,000	$10,000	11.14%	1.00%	November 27, 2008	November 29, 2011	November 29, 2012	$1,000

                This series of Notes was issued upon closing and funding of member loan 363961. Member loan 363961 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	City of Rolling Meadows	Debt-to-income ratio:	7.92%
Length of employment:	18 years 6 months	Location:	Island Lake, IL

Home town:	Elk Grove Village
Current & past employers:	City of Rolling Meadows, Northwest Community Hospital
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off three high interest rate credit cards with a total balance of $25,000. I have a FICO score of 684 and am willing to close the credit card accounts. Two are already closed. I am a Deputy Fire Chief and have worked with the same municipal fire department for 18 years. I have never defaulted on any loan or declared bankruptcy and never will. My wife and I have gotten into a debt situation that we are planning to eliminate using Dave Ramsey's financial program.

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	37
Revolving Credit Balance:	$111,055.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364075	$9,725	$9,725	12.09%	1.00%	December 1, 2008	November 30, 2011	November 30, 2012	$6,575

                This series of Notes was issued upon closing and funding of member loan 364075. Member loan 364075 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Protective Life Corporation	Debt-to-income ratio:	16.52%
Length of employment:	2 years	Location:	BIRMINGHAM, AL

Home town:	Cullman
Current & past employers:	Protective Life Corporation, Ernst & Young, LLP
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

I have approximately $10,000 in credit card debt from college and would like to consolidate to make one monthly payment and lower my interest rate. I anticipate paying the loan back within less than 2 years.

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,121.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364089	$12,000	$12,000	12.09%	1.00%	December 1, 2008	November 30, 2011	November 30, 2012	$3,425

                This series of Notes was issued upon closing and funding of member loan 364089. Member loan 364089 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	DTS	Debt-to-income ratio:	4.29%
Length of employment:	3 months	Location:	walnut, CA

Home town:	Cleveland
Current & past employers:	DTS, Foxconn
Education:

This borrower member posted the following loan description, which has not been verified:

I am seeking a reasonable low interest loan to consolidate credit card debt

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,273.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364203	$20,000	$20,000	13.04%	1.00%	December 1, 2008	November 30, 2011	November 30, 2012	$17,500

                This series of Notes was issued upon closing and funding of member loan 364203. Member loan 364203 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Aurora Biofuels	Debt-to-income ratio:	13.95%
Length of employment:	1 year 7 months	Location:	Alameda, CA

Home town:	Duesseldorf
Current & past employers:	Aurora Biofuels, University of Melbourne, Carnegie Institution of Washington/Stanford University
Education:	University of Duesseldorf, University of Konstanz

This borrower member posted the following loan description, which has not been verified:

The funds will be used to acquire inventory for our online yoga supply store (www.myogashop.com) and to provide working capital as needed. Currently our inventory is purchased through middle wholesale companies, but we would like to begin purchasing directly from the manufacturers, thus allowing for a larger profit margin. In order to accomplish this, we will need to meet these manufacturer?s minimum order requirements.

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,175.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Aurora Biofuels?	Hi, I am a senior scientist, but have just been told last week that I will be promoted asap to the Director of Molecular Biology. This promotion just happened last week and has to be awarded in a written form. Hope this helps!
Is the loan in your name or the name of the online business ? What's the connection between you (employed at Aurora) and the yoga business ?	Dear JBenko, This loan is in my name, thus I will be accepting complete liability. There is no connection between my employer, Aurora Biofuels, and mYoga. mYoga is a family business run by my spouse, who is an MBA. I would like to emphasize that this loan request is being made primarily to purchase inventory for the shop (at wholesale value) and will be sold at retail, thus creating a significant profit margin. As I am a professional in my field, with a solid position, I feel completely comfortable guaranteeing the loan, and hope that this provides security for all investors of this loan. Thank you for your questions, I hope that I have answered them satisfactorily.

Member Payment Dependent Notes Series 364254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364254	$14,800	$14,800	10.83%	1.00%	December 2, 2008	December 2, 2011	December 2, 2012	$11,125

                This series of Notes was issued upon closing and funding of member loan 364254. Member loan 364254 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Versus	Debt-to-income ratio:	5.52%
Length of employment:	2 years	Location:	New Canaan, CT

Home town:	stamford
Current & past employers:	Versus
Education:	Franklin Pierce College

This borrower member posted the following loan description, which has not been verified:

My father needs to buy a truck. He's been in business for more than 30 years.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,943.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364256	$12,000	$12,000	12.09%	1.00%	December 1, 2008	December 1, 2011	December 1, 2012	$9,800

                This series of Notes was issued upon closing and funding of member loan 364256. Member loan 364256 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	mariners landing golf	Debt-to-income ratio:	21.03%
Length of employment:	1 year	Location:	collinsville, VA

Home town:	danville
Current & past employers:	mariners landing golf, lynwood golf &country club
Education:	Patrick Henry Community College

This borrower member posted the following loan description, which has not been verified:

I am a golf professional who owns his own merchandise shop, i have owned the shop for 9 months and sales have been good despite the economy. I am aquiring this loan to build my business. I need more equipment for the high demand of cutsom club fitting. If you can help me it would be greatly apreciated.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,273.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364280	$10,800	$10,800	12.09%	1.00%	December 1, 2008	December 1, 2011	December 1, 2012	$5,500

                This series of Notes was issued upon closing and funding of member loan 364280. Member loan 364280 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,274 / month
Current employer:	Memorial Sloan-Kettering Cancer Center	Debt-to-income ratio:	5.53%
Length of employment:	2 years 2 months	Location:	Bronx, NY

Home town:
Current & past employers:	Memorial Sloan-Kettering Cancer Center
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

A loan to consolidate several balances owned on credit cards, accumulated over the past few years. My goal is to combine my payments into one low payment, in order to alleviate the stress of having to juggle several payments, while worrying about paying costs associated with my current healthcare needs, not covered by insurances. My husband and I would also like to purchase a house in the near future, and we would like to eliminate the majority of our debt, in order to get better financing.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,922.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364302	$6,000	$6,000	13.04%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$3,700

                This series of Notes was issued upon closing and funding of member loan 364302. Member loan 364302 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	PHILIP MORRIS	Debt-to-income ratio:	11.06%
Length of employment:	31 years	Location:	RICHMOND, VA

Home town:	Richmond
Current & past employers:	PHILIP MORRIS
Education:	OHIO INSTITUTE OF TECHNOLOGY (1975/76)

This borrower member posted the following loan description, which has not been verified:

Trying to purchase 2001 Honda Accord. Price $7995.00, I have $2000.00 down payment. My banks will not loan for a car over five years, and with over 70,000 miles. I pay bills on time, but have a lot of credit. I have grossed $130,000.00 so far this year. Need help.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,125.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364327	$15,900	$15,900	13.04%	1.00%	December 1, 2008	December 1, 2011	December 1, 2012	$12,650

                This series of Notes was issued upon closing and funding of member loan 364327. Member loan 364327 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	ING DIRECT	Debt-to-income ratio:	3.52%
Length of employment:	12 years	Location:	WHITTIER, CA

Home town:	Los Angeles
Current & past employers:	ING DIRECT
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to payoff my credit cards that I used to pay for my wedding.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,122.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364420	$4,800	$4,800	12.41%	1.00%	December 1, 2008	December 2, 2011	December 2, 2012	$2,250

                This series of Notes was issued upon closing and funding of member loan 364420. Member loan 364420 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Flowserve	Debt-to-income ratio:	13.81%
Length of employment:	7 years 5 months	Location:	long beach, CA

Home town:	Long Beach
Current & past employers:	Flowserve
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

Have outstanding loan of about $5000@30% interest. Monthly payment of $320.00

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,034.00	Public Records On File:	1
Revolving Line Utilization:	45.40%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364448	$9,000	$9,000	11.78%	1.00%	December 2, 2008	December 2, 2011	December 2, 2012	$6,250

                This series of Notes was issued upon closing and funding of member loan 364448. Member loan 364448 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	American Tax Funding	Debt-to-income ratio:	13.63%
Length of employment:	8 years	Location:	Royal Palm Beach, FL

Home town:	Laurel
Current & past employers:	American Tax Funding
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

I would like a loan to pay for the franchise fee for a franchise publication that I would like to purchase. This is the amount to purchase two editions.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	74
Revolving Credit Balance:	$51,664.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the franchise? Are you able to say. What are the prospects for it over the next 3-5 years?	Coffee News, a free local restaurant based weekly newspaper that provide very affordable ads for local businesses - it is in over 50 countries and in several languages. The low start up and immediate cash flow make it very appealing. The key is to have more than one edition - my 3-5 year goal is to have 5 -7 editions. The business model is very interesting. Thanks for asking.

Member Payment Dependent Notes Series 364451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364451	$5,000	$5,000	12.72%	1.00%	December 2, 2008	December 2, 2011	December 2, 2012	$3,900

                This series of Notes was issued upon closing and funding of member loan 364451. Member loan 364451 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,700 / month
Current employer:	U.S. Bank	Debt-to-income ratio:	17.03%
Length of employment:	1 year 4 months	Location:	Cincinnati, OH

Home town:
Current & past employers:	U.S. Bank, Hamilton County Administrative Services
Education:	Ohio University

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan because I am trying to lower my credit card so I can start saving up some money. I graduated college two years ago and have had my current job for about a year and a half. I just moved home, (so no rent/bills- thanks mom and dad!) and I don't have a whole lot of other expenses. With some frugal months I could have this paid off, but I am getting married in about ten months and have been slammed with deposits, and a big dental bill for $3,000, virtually eliminating my savings. My parents are paying for the "big stuff" for the wedding, but I have been picking up the deposits. So, I am not in any way concerned with having to pay a few hundred dollars a month, I just would like to not be paying that high interest rate and would like to be saving some money on my end. No credit card debt with a steady amount at a lower interest rate is what I am hoping for. A monthly payment would be easily managed.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$7,837.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364454	$9,600	$9,600	9.07%	1.00%	December 1, 2008	December 2, 2011	December 2, 2012	$675

                This series of Notes was issued upon closing and funding of member loan 364454. Member loan 364454 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	ameriprise financial	Debt-to-income ratio:	3.67%
Length of employment:	40 years	Location:	edina, MN

Home town:	South St Paul
Current & past employers:	ameriprise financial
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

paying for trip to south korea

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,631.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364487	$15,000	$15,000	15.88%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$3,350

                This series of Notes was issued upon closing and funding of member loan 364487. Member loan 364487 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,358 / month
Current employer:	SIGAL Construction	Debt-to-income ratio:	11.13%
Length of employment:	6 months	Location:	ASHBURN, VA

Home town:	Glenwood
Current & past employers:	SIGAL Construction, Mayhood Company
Education:	VCU

This borrower member posted the following loan description, which has not been verified:

I currently have about $15,000 in credit card debt and would like to be able to secure a fixed rate loan to lower my monthly payments and pay off the debt at a faster rate. In today's economy, having a lower overall monthly payment is essential to the well being of my financial situation and family.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	70
Revolving Credit Balance:	$9,935.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364550	$6,400	$6,400	9.38%	1.00%	December 2, 2008	December 6, 2011	December 6, 2012	$875

                This series of Notes was issued upon closing and funding of member loan 364550. Member loan 364550 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	First National Bank	Debt-to-income ratio:	19.03%
Length of employment:	3 years 1 month	Location:	Greeley, CO

Home town:	Kansas City
Current & past employers:	First National Bank, Continuum Health Management
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

To pay off 3 credit cards and consolidate to have one monthly bill at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,871.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of work do you do at the bank?	I'm a corporate banking associate working in commercial loans.
What are the balances and interest rates of the three credit card you will be paying off with this loan?	The total is approximately $6325.00 interest rates range from 17.92-21.90.

Member Payment Dependent Notes Series 364557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364557	$3,000	$3,000	13.67%	1.00%	December 2, 2008	December 2, 2011	December 2, 2012	$425

                This series of Notes was issued upon closing and funding of member loan 364557. Member loan 364557 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,777 / month
Current employer:	Freedom Newspapers of Southwestern Arizona	Debt-to-income ratio:	2.57%
Length of employment:	5 years 2 months	Location:	Yuma, AZ

Home town:	Cheverly
Current & past employers:	Freedom Newspapers of Southwestern Arizona, The Gallery of Family Hair Designers
Education:

This borrower member posted the following loan description, which has not been verified:

My family has a great opportunity to move from Arizona to Mississippi for better job opportunities. While we would like to take this opportunity, the cost of moving is much steeper than what we have available to us right now.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,864.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will your financial situation be different in Mississippi?	Thank you for asking. My fiance has an excellent opportunity as a direct hire, as opposed to contracting in his field, which is avionics. Both the income and security are much better for us, and will allow us to work towards some of our longer term goals. The company itself will be reimbursing us for moving expenses, however, not until after-the-fact by way of reimbursement. Unfortunately, we just need a little extra help on the front end to get there, secure deposits, etcetera. Thank you for the opportunity to explain, and am happy to answer any additional questions.

Member Payment Dependent Notes Series 364583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364583	$18,200	$18,200	10.83%	1.00%	December 3, 2008	December 2, 2011	December 2, 2012	$14,500

                This series of Notes was issued upon closing and funding of member loan 364583. Member loan 364583 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Melco Embroidery Systems	Debt-to-income ratio:	18.83%
Length of employment:	1 year	Location:	Lakewood, CO

Home town:	Denver
Current & past employers:	Melco Embroidery Systems, Local Value Magazine, SP Richards, FedEx Corporation
Education:	Platt College-Aurora

This borrower member posted the following loan description, which has not been verified:

This money will be used solely for the purpose of eliminating high interest rate credit card debt quickly. I've been carrying this debt for a number of years, but seem to be unable to pay it down in a reasonable period of time, due to the increasing interest rate. I've always paid on time, and always applied a significant amount towards the principle, but the outrageous interest rate makes it very difficult to pay down. I have absolute confidence in my ability to pay down a loan of this amount quickly, at a reasonable interest rate. I have a stable, well paying job, and I supplement my income with additional freelance work, which I do from home. I have many financial goals that I'd like to achieve, that simply aren't possible under this looming debt. Elimination of this debt within three years is possible with this solution, which opens up a number of possibilities for me financially.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,526.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364585	$3,200	$3,200	13.04%	1.00%	December 1, 2008	December 2, 2011	December 2, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 364585. Member loan 364585 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,120 / month
Current employer:	K2M, inc.	Debt-to-income ratio:	17.18%
Length of employment:	1 year 6 months	Location:	Culpeper, VA

Home town:	Culpeper
Current & past employers:	K2M, inc., American Red Cross
Education:

This borrower member posted the following loan description, which has not been verified:

This would be a loan to payoff Capital One and 24 percent interest. I've been making min payments - and of course, falling more behind. This would enable me to pay off this card and cancel it once and for all.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,548.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
right on ,i got caught in the same bag with cap 1. what a racket/scam. great move - get rid of the bad feeilng /financial longterm trap cap one trys to get us into-can you say financial slavery shylockthe mobs got nothing on this company when loan sharking heehheee...i'm gonna help ya get rid of em.joe phila pa.	I appreciate your comments and the help! Your message affords me the opportunity to respond how much now I appreciate Lending Club and this website. I am a firm believer in the "wisdom of crowds" - also, in personal and social responsibility. I made an error in judgement with Cap One - and this seems like a great opportunity to correct it and move on. I haven't felt a sense of gratitude with Cap One - only a sense of burden. I hope soon, I will be in a position to help someone here as well. Thanks again!

Member Payment Dependent Notes Series 364587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364587	$16,000	$16,000	11.78%	1.00%	December 3, 2008	December 2, 2011	December 2, 2012	$12,100

                This series of Notes was issued upon closing and funding of member loan 364587. Member loan 364587 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Midwest Insurance	Debt-to-income ratio:	7.77%
Length of employment:	2 years	Location:	West Sacramento, CA

Home town:	West Sacramento
Current & past employers:	Midwest Insurance, FirstComp Insurance
Education:	California State University - Sacramento

This borrower member posted the following loan description, which has not been verified:

Hello, Thanks for looking at my loan request. I am obtaining this loan to assist in paying down my auto loan so I can sell the vehicle. I now have a company car with my job so my personal vehicle is no longer needed. Unfortunately, when I bought the vehicle last year, I rolled over about $6,000 in negative equity from my previous car. The vehicle I purchased is a Dodge Nitro (SUV) and as unfortunate as it is, domestic vehicles don't hold value at all (especially with gas consuming SUV's) and it has quite a few miles on it for being as new as it is since I drove it for work with my previous company. Needless to say, I won't get the full KBB value for the vehicle. I own a home and have a very good paying job. My base salary is $77,500 and my bonus each month is between $2,500 - $6,500 (never less than $2,500) with an annual income well over $100,000. My mortgage is $2,000 but it is split evenly with my fiancee' and have very minimal credit card debt. Most of the credit card debt I have is because I front the money for my company (expenses such as lunch and dinner with clients, gas, etc) and am reimbursed for it at the beginning of the month. The personal credit card debt I currently have is for purchases for the house since I bought it last year and I pay it off every month for the most part. I have a buyer for the car now, I just need to pay down the loan when we complete the transaction so the pink slip can transfer between lenders. I am selling the vehicle for $12,500 and I owe $24,500 on it. I need to fix the quarter panel on the vehicle which will cost about $2,500 from a hit and run accident I was a victim of. Once I sell the car, I will get out of my car payment as well as the insurance. My expenses will be as follows: $1,000 mortgage $600 - this loan $150 - Student Loan $500 - miscellaneous expenses I take home over $4500 a month or so for the most part so this is well within my budget. This loan will be a focus to pay off first. I had a loan with prosper in the past and paid it off early. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	75
Revolving Credit Balance:	$4,923.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I really appreciate your being so thorough in your explanation of what's going on and what your costs and expenses are.	Thank you. Unfortunately, it doesn't look like my loan will fund though unless it picks up. This is a slam dunk loan with my income and credit so I am hoping for the best. Thanks again.

Member Payment Dependent Notes Series 364670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364670	$9,000	$9,000	10.83%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$5,375

                This series of Notes was issued upon closing and funding of member loan 364670. Member loan 364670 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,333 / month
Current employer:	retired	Debt-to-income ratio:	12.30%
Length of employment:	n/a	Location:	Glendale, AZ

Home town:
Current & past employers:	retired, Honeywell International Inc.
Education:	glendale community college

This borrower member posted the following loan description, which has not been verified:

Daughter unable to get student loan to complete her schooling. Want to help her pay off her current debts so she will just have to concentrate on her student loans when she finishes and gets a job. Also, daughter will be coming from australia for first time in 17 years and will get to meet grandchildren for first time and would like to make it a happy occasion for them to remember

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,679.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you be more specific about your home ownership? N/A seems strange and doesn't answer the question.	Type your answer here. Own home with bank
Thank you.	Sorry, unable to find the question you wanted. Did answer the one about home - owner with bank

Member Payment Dependent Notes Series 364710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364710	$10,000	$10,000	12.41%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$75

                This series of Notes was issued upon closing and funding of member loan 364710. Member loan 364710 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Super Products, Inc.	Debt-to-income ratio:	9.51%
Length of employment:	2 years 4 months	Location:	Hillsborough, NJ

Home town:	Fremont
Current & past employers:	Super Products, Inc.
Education:	Chabot College, University of California-Davis (UC Davis), Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

to consolidate credit card debt and pay at a better rate

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,534.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364755	$10,000	$10,000	10.20%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$2,600

                This series of Notes was issued upon closing and funding of member loan 364755. Member loan 364755 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	SOMERSET SURGICAL CENTER	Debt-to-income ratio:	13.32%
Length of employment:	5 years 2 months	Location:	SOMERVILLE, NJ

Home town:	ILOILO CITY
Current & past employers:	SOMERSET SURGICAL CENTER
Education:	UNIVERSITY OF ILOILO

This borrower member posted the following loan description, which has not been verified:

I HAVE CREDIT CARD DEBT FROM AMEX BLUE @ 10.76%,, NEVER BEEN LATE AND IM PAYING $500.00-700.00. EVERY MONTH, I CANT GET AHEAD BECAUSE OF THE ACCOUNT PROTECTION FEE AND PERIODIC FINANCIAL CHARGE THAT TOTALS TO $ 200.00 MONTHLY. MY CREDIT SCORE LAST TIME I CHECKED 760+++ ON THREE CREDIT REPORTING COMPANY. MAY WONDER WHY I GOT INTO THIS MESS, MY OLD MAN HAD A MEDICAL EMERGENCY TWO YEARS AGO THAT I HAVE NO CHOICE BUT HELP. HOPE YOU CAN HELP ME OUT OF THIS MESS.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,411.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the account protection fee? Is there any way you can get out of that?	im not even sure what is that all about,, that is why i want to pay this card off....... im sure not all of us really have any time reading fine prints that credit card company send our way...... to my understanding is a certain percentage of account that the company pay to a third party as an insurance in case i cant pay them like if i become disable or worst case die.......... hope this answer your question

Member Payment Dependent Notes Series 364794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364794	$12,000	$12,000	12.09%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$3,250

                This series of Notes was issued upon closing and funding of member loan 364794. Member loan 364794 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Integris Baptist Medical Center	Debt-to-income ratio:	11.25%
Length of employment:	6 years	Location:	okc, OK

Home town:	Austin
Current & past employers:	Integris Baptist Medical Center
Education:	Oklahoma Baptist University

This borrower member posted the following loan description, which has not been verified:

My goal is to pull my credit cards and personal loans together into one easy payment, with a lower payment than my credit cards. My goal is to have this paid off quickly- no longer than 3 years, but no prepayment penalty should all go even better than expected.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,816.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 364809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364809	$7,000	$7,000	9.07%	1.00%	November 27, 2008	December 4, 2011	December 4, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 364809. Member loan 364809 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	State of California	Debt-to-income ratio:	0.73%
Length of employment:	4 years	Location:	Atwater, CA

Home town:	Merced
Current & past employers:	State of California, Plainsburg Elementary School, Snelling Elementary School
Education:	Merced College, California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

I am trying this P2P lending thing to try and raise some cash for some business expansion. Our small business Sunny Day Online, maker of quality websites, has been growing steadily with clients in California, Nevada, and Louisiana. We have outgrown our office space in our Garage/Extra Bedroom and are ready to move into small office space. We are preparing to buy supplies such as printers, laptops, etc., in addition to having a cusion. About Sunny Day Online: I have been operating some form of Sunny Day Online as a hobby for over 10 years. What started as a small side job has snowballed out of control into a real business. We specialize in Web 2.0 like websites with Video, interactivity, etc. I started to get serious about the business about a year and a half ago. I decided that this is what I want to be doing with my life. I brought on a partner and we have been working away ever since. The great thing about web site design is that there is not a lot of overhead (at this point). Sunny Day Online will be as successful as we want it to be and we want it be extremely successful. As I will personally gurantee the loan, you should know a little bit about me. I daylight as an Associate Information Systems Technician for the State of California and have been working there for four years. I work in desktop support at my day job with Attorneys and Secretarys from the California Department of Justice. I am married, have no children, and my wife is a substitute teacher working on her credential to be a full time teacher. I am trustworthy and will repay your money. Sunny Day Online has plenty of monthly cash flow to cover a loan of this size and as stated above I gurantee the loan personally and I also have the money to carry this loan. I will not mess up the credit score I have worked so hard to build. Last I checked it was 760. I will eventually be looking to get a substantial loan if this experience is good one. But for now I want to start small on these P2P networks and go from there. Any takers?

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,240.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364909	$5,000	$5,000	11.78%	1.00%	December 1, 2008	December 4, 2011	December 4, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 364909. Member loan 364909 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	T-Mobile USA	Debt-to-income ratio:	14.77%
Length of employment:	11 months	Location:	Clawson, MI

Home town:	Vilnius
Current & past employers:	T-Mobile USA, Baltica Kitchen & Bath
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

Hello! I am experiencing the cruel world of college financial aid. I have applied for Federal financial aid, but due to some errors, will not be receiving it for at least another month or two. In the meantime, the semester is almost over and I need to pay for it before I can register for the next one. My university does not accept Visa as a form of payment (although MasterCard, Discover, and American Express are just fine), which leaves me in a bit of a bind (all I have is Visa). I used Lending Club to pay for my wedding a few months ago, and paid that loan off promptly. All I need is a bridge loan to pay my back tuition until my federal aid comes through. Your help is greatly appreciated. Thanks for investing in me!

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$7,443.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364937	$5,500	$5,500	14.62%	1.00%	December 2, 2008	December 4, 2011	December 4, 2012	$450

                This series of Notes was issued upon closing and funding of member loan 364937. Member loan 364937 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Carnival Cruise Lines	Debt-to-income ratio:	20.45%
Length of employment:	3 years 2 months	Location:	Miami, FL

Home town:	Queens
Current & past employers:	Carnival Cruise Lines, Circuit City
Education:	UTI

This borrower member posted the following loan description, which has not been verified:

I am looking to request $8000 loan to consolidate my current credi cards and auto loan. What i want to do is pay off my credit card as well as the difference in my current car loan after i trade it in. By doing this the only payment a month i will have is the $8000 loan i am requesting. I am trying to get my debt and credit together so i can move and head back over to school.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,609.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 365014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365014	$8,000	$8,000	9.38%	1.00%	December 1, 2008	December 5, 2011	December 5, 2012	$775

                This series of Notes was issued upon closing and funding of member loan 365014. Member loan 365014 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,395 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	14.84%
Length of employment:	15 years	Location:	Golden, CO

Home town:	Denver
Current & past employers:	US Postal Service (USPS)
Education:	Community College of Denver North Campus

This borrower member posted the following loan description, which has not been verified:

My wife and I originally budgeted 18K for the septic system and drain field for our small (600 sq ft.) cabin where we live. It would've been enough except for the fact the county Inspector won't allow the material removed from the hole to be reused. Bottom line is we need approx. $4650 to have roughly 100 cubic yards of fill to be trucked in... and probably another $5K to have the blasted material hauled off. It is truly becoming a money pit. So I am asking for $8,000. We are in the mountains of Coal Creek Canyon in Golden, Colorado. The weather has been cooperating so far but we need to get the hole closed up before we get a lot of snow. This is our dream house and we will do what we have to keep it viable. Thanks for your interest.-Mark.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,589.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to live in the cabin for the forseeable future? Do you find it too small (600 sq. feet)?	We have been living here for over 2 years. My wife and have downsized our lives and have found that we don't need a lot of room to be happy. We are bordered by National Forest so we have plenty of outside space. Plus being in smaller living quarters has brought us closer...putting things in perspective...being close and knowing each other is more important to us than having space. We both know this is where we were meant to be. Thank you for asking....-mark.

Member Payment Dependent Notes Series 365567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365567	$2,000	$2,000	8.00%	1.00%	November 27, 2008	December 8, 2011	December 8, 2012	$250

                This series of Notes was issued upon closing and funding of member loan 365567. Member loan 365567 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	IBEW Local 134	Debt-to-income ratio:	13.38%
Length of employment:	2 years 6 months	Location:	Worth, IL

Home town:	Country Club Hills
Current & past employers:	IBEW Local 134
Education:

This borrower member posted the following loan description, which has not been verified:

To help fiance take care of a dept and help with wedding.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,713.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will the economic downturn affect your type of work (i.e. construction)?	Not for me due to that I'm an apprentice still for 3 years and 8 months and with the union they want us to work to get our min. of 1600 hours of On The Job Training.

Prospectus Supplement (Sales Report) No. 7 dated December 3, 2008